As filed with the Securities and Exchange Commission on August 15, 2016

File No. 001-37817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Conduent Incorporated

(Exact name of registrant as specified in its charter)

New York	81-2983623
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 4505, 45 Glover Avenue Norwalk, Connecticut	06856
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(203) 968-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $1.00

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer,

a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”

“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Conduent Incorporated

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Facilities”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Compensation Discussion and Analysis”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Xerox—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Financial Data,” and “Index to Financial Statements” and the financial statements referenced therein

Item No.	Caption	Location in Information Statement

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements See “Index to Financial Statements” and the financial statements referenced therein (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Xerox Corporation and Conduent Incorporated*

3.1	Form of Restated Certificate of Incorporation of Conduent Incorporated*

3.2	Form of Amended and Restated By-Laws of Conduent Incorporated*

10.1	Form of Transition Services Agreement between Xerox Corporation and Conduent Incorporated*

10.2	Form of Tax Matters Agreement between Xerox Corporation and Conduent Incorporated*

10.3	Form of Employee Matters Agreement between Xerox Corporation and Conduent Incorporated*

10.4	Form of Intellectual Property Agreement between Xerox Corporation and Conduent Incorporated*

10.5	Form of Trademark License Agreement between Xerox Corporation and Conduent Incorporated*

10.6	Agreement, dated January 28, 2016, among Xerox Corporation, Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn

10.7

Letter Agreement dated June 10, 2016 between Registrant and Ashok Vemuri regarding compensation arrangements.

Incorporated by reference to Exhibit 99.2 to Xerox Corporation’s Current Report on Form 8-K dated June 14, 2016. See SEC File Number 001-04471.

10.8	Form of Conduent Incorporated Performance Incentive Plan*

21.1	List of subsidiaries of Conduent Incorporated*

99.1	Preliminary Information Statement of Conduent Incorporated, subject to completion, dated August 15, 2016.

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Conduent Incorporated

By:	/s/ Leslie F. Varon

	Name:	Leslie F. Varon
	Title:	President

Dated: August 15, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Xerox Corporation and Conduent Incorporated*

3.1	Form of Restated Certificate of Incorporation of Conduent Incorporated*

3.2	Form of Amended and Restated By-Laws of Conduent Incorporated*

10.1	Form of Transition Services Agreement between Xerox Corporation and Conduent Incorporated*

10.2	Form of Tax Matters Agreement between Xerox Corporation and Conduent Incorporated*

10.3	Form of Employee Matters Agreement between Xerox Corporation and Conduent Incorporated*

10.4	Form of Intellectual Property Agreement between Xerox Corporation and Conduent Incorporated*

10.5	Form of Trademark License Agreement between Xerox Corporation and Conduent Incorporated*

10.6	Agreement, dated January 28, 2016, among Xerox Corporation, Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn

10.7

Letter Agreement dated June 10, 2016 between Registrant and Ashok Vemuri regarding compensation arrangements.

Incorporated by reference to Exhibit 99.2 to Xerox Corporation’s Current Report on Form 8-K dated June 14, 2016. See SEC File Number 001-04471.

10.8	Form of Conduent Incorporated Performance Incentive Plan*

21.1	List of subsidiaries of Conduent Incorporated*

99.1	Preliminary Information Statement of Conduent Incorporated, subject to completion, dated August 15, 2016.

*	To be filed by amendment.

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